EXHIBIT 10.13



                                 ebank.com, Inc.

               DIRECTOR'S AND OFFICER'S INDEMNIFICATION AGREEMENT


         THIS AGREEMENT (this "Agreement") is made as of ______ day of _______, 20__, between ebank.com, Inc., a Georgia corporation (the "Corporation"), and the member of the Board of Directors and/or the officer of the Corporation named on the signature page hereof (the "Executive").

         WHEREAS, the Executive is a member of the Board of Directors and/or an officer of the Corporation and in such capacity is performing a valuable service to the Corporation; and

         WHEREAS, the Corporation's  Articles of Incorporation
("Articles"), Bylaws (the "Bylaws") and Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as amended to date (the "State Statute") provide for the indemnification of the directors and officers of the Corporation; and

         WHEREAS, the Bylaws and State Statute specifically contemplate that contracts may be entered into between the Corporation and the members of its Board of Directors and officers with respect to indemnification of such directors and officers; and

         WHEREAS, in order to provide to the Executive assurances with respect to the protection provided against liabilities that he may incur in the performance of his duties to the Corporation, and to thereby induce the Executive to serve as a member of its Board of Directors and/or as an officer of the Corporation, the Corporation has determined and agreed to enter into this contract with the Executive.

         NOW, THEREFORE, in consideration of the premises and the Executive's continued service as a director and/or an officer after the date hereof, the parties agree as follows:

         1. Indemnification. Subject only to the exclusions set forth in Section 2 hereof, and in addition to any other indemnity to which the Executive may be entitled under the State Statute, the Articles or any bylaw, resolution or agreement (but without duplication of payments with respect to indemnified amounts), the Corporation hereby further agrees to hold harmless and indemnify the Executive, to the fullest extent permitted by law, including, but not limited to, holding harmless and indemnifying the Executive against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation), to which the Executive is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Executive is, was, or at any time becomes a director, officer, employee or agent of the Corporation, or a predecessor corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer,



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partner, manager, member, trustee, employee, or agent of another corporation, partnership, employee benefit plan, joint venture, trust, limited liability company, or other enterprise. The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Executive did not meet the standard of conduct set forth in this Section 1.

         2. Limitations on Indemnity. No indemnity pursuant to Section 1 hereof shall be paid by the Corporation:

                  (a) with respect to any proceeding in which the Executive is adjudged, by final judgment not subject to further appeal, liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                            (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                            (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                            (iii) for the types of liability set forth in
                            Section 14-2-832 of the Georgia Business Corporation Code; or

                            (iv) for any transaction from which the Executive received an improper personal benefit;

                  (b) with respect to any suit in which final judgment is rendered against the Executive for an accounting of profits, made from the purchase or sale by the Executive of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal or state law, or on account of any payment by the Executive to the Corporation in respect of any claim for such an accounting; or

                  (c) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         3. Contribution. If the indemnification provided in Section 1 is unavailable, then in respect of any threatened, pending, or completed action, suit, or proceeding in which the Corporation is jointly liable with the Executive (or would be if joined in such action, suit or proceeding), the Corporation shall contribute, to the extent it is not lawfully prevented from doing so, to the amount of expenses, judgments, fines, and settlements paid or payable by the Executive in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Executive on the other hand from the transaction from which such action, suit, or proceeding arose, and (ii) the relative

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fault of the Corporation on the one hand and of the Executive on the other in connection with the events which resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Executive on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

         4. Mandatory Payment of Expenses. To the extent that the Executive has been successful on the merits in defense of any proceeding referred to in
Section 1 or in defense of any claim, issue or matter therein, the Executive shall be indemnified against the expenses actually and reasonably incurred by the Executive in connection therewith.

         5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period the Executive is a director, officer, employee, or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue thereafter for so long as the Executive shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or investigative, by reason of the fact that the Executive was a director of the Corporation or serving in any other capacity referred to herein.

         6. Notification and Defense of Claim. Promptly after receipt by the Executive of notice of the commencement of any action, suit, or proceeding, the Executive will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement thereof, but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive under this Agreement, except to the extent that such failure by the Executive shall result in a material prejudice to the Corporation. Notice to the Corporation shall be directed to the Chairman of the Board of Directors of the Corporation at the address shown on the signature page of this Agreement (or such other address as the Corporation shall designate in writing to the Executive). With respect to any such action, suit, or proceeding as to which the Executive so notifies the Corporation:

                  (a) the Corporation will be entitled to participate therein at its own expense; and

                  (b) subject to Section 7 hereof, and if the Executive shall have provided his written affirmation of his good faith belief that his conduct did not constitute behavior of the kind described in paragraph 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation may assume the defense thereof.

         After notice from the Corporation to the Executive of its election so to assume such defense, the Corporation will not be liable to the Executive under this Agreement for any legal or other expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall


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have the right to employ his separate counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation, (ii) counsel designated by the Corporation to conduct such defense shall not be reasonably satisfactory to the Executive, or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation. For the purposes of clause
(ii) above, the Executive shall be entitled to determine that counsel designated by the Corporation is not reasonably satisfactory if, among other reasons, the Executive shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Executive, other officers or directors similarly indemnified by the Corporation, and/or the Corporation, representation of the Executive by counsel designated by the Corporation may adversely affect the Executive's interest or would not be permissible under applicable canons of legal ethics.

         The Corporation shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive will unreasonably withhold consent to any proposed settlement.

         7. Advancement and Repayment of Expenses. Upon request therefor accompanied by the Executive's written affirmation of his good faith belief that his conduct met the standard applicable to indemnification pursuant to Section 1 hereof and did not constitute behavior of the kind described in Section 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation shall advance to the Executive all expenses (including attorneys' fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators)) incurred by him in defending any civil or criminal suit, action, or proceeding for which the Executive is entitled (assuming an applicable standard of conduct is met) to indemnification pursuant to this Agreement. The Executive agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation, whether pursuant to this Section or Section 6 hereof, in defending any action, suit, or proceeding against the Executive in the event and to the extent that it shall ultimately be determined that the Executive is not entitled to be indemnified by the Corporation for such expenses under this Agreement. Any advances and the Executive's agreement to repay shall be unsecured and interest-free.

         8.       Enforcement.

                  (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Executive to serve as a director and/or officer of the Corporation and acknowledges that the Executive will in the future be relying upon this Agreement in continuing to serve in such capacity.


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                  (b) Any indemnification and advances provided for in this
Agreement shall be made no later than 10 days after receipt of the written request of the Executive. If a claim under this Agreement, under any statute or under any provision of the Corporation's Articles or Bylaws providing for indemnification is not paid in full by the Corporation within 10 days after a written request for payment thereof has first been received by the Corporation, the Executive may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim. In the event the Executive is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Executive for all of the Executive's reasonable fees and expenses in bringing and pursuing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that the Executive has not met the standards of conduct which make it permissible under the Corporation's Articles or Bylaws or under applicable law for the Corporation to indemnify the Executive for the amount claimed, but the burden of proving such defense (by clear and convincing evidence) shall be on the Corporation and the Executive shall be entitled to receive interim payments of expenses pursuant to Section 4 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Corporation contests the Executive's right to indemnification, the question of the Executive's right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of the Executive is proper in the circumstances because the Executive has met the applicable standard of conduct required by the Corporation's Articles, Bylaws or applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has or has not met the applicable standard of conduct.

                  (c) If, at the time of the receipt of a notice of a claim pursuant to Section 6 hereof, the Corporation has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Executive, all amounts payable as a result of such proceeding in accordance with the terms of such policies. If the Corporation fails to take such action on the Executive's behalf, the Executive may do so, whereupon the Corporation shall indemnify the Executive against all expenses incurred by the Executive in connection with any proceeding brought by the Executive against the insurers for recovery under any such insurance.


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         9.  Additional Indemnification Rights; Non-exclusivity.

                  (a) Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Executive to the fullest extent permitted by law (in effect at any time between the date the Executive became an agent of the Corporation and the date the claim is resolved) notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation's Articles or Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a Georgia corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                  (b) The indemnification provided by this Agreement shall not be exclusive of (i) any additional rights to indemnification for breach of duty to the Corporation and its shareholders while acting in the capacity of a director or officer of the Corporation or (ii) any other rights to which the Executive may be entitled under any agreement, vote of the shareholders or disinterested directors, or otherwise, both as to action in the Executive's official capacity and as to action in another capacity while holding such office, in each case, to the extent such additional rights to indemnification are authorized in the Corporation's Articles or Bylaws.

                  (c) If the Executive is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Executive in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Executive for the portion of such expenses, judgments, fines or penalties to which the Executive is entitled.

         10. Mutual Acknowledgment. Both the Corporation and the Executive acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. The Executive understands and acknowledges that the Corporation may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify the Executive.

         11. Officer and Director Liability Insurance. The Corporation hereby represents that, as of the date hereof, the directors and officers liability insurance policy, a true, correct and complete copy of which is attached hereto as Exhibit A, is in full force and effect. The Corporation further represents and warrants that the Corporation shall use its best efforts, during the term of this Agreement (including the period set forth in Section 5 hereof) to maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation's performance of its indemnification obligations under this Agreement.


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         12. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and the Corporation hereby agrees and acknowledges that it shall nevertheless indemnify the Executive to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

         13. Governing Law; Successors; Amendment and Termination.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflict of law principles.

                  (b) This Agreement shall be binding upon the Executive and the Corporation and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Executive, his heirs, personal representatives, and assigns and to the benefit of the Corporation and its successors and assigns.

                  (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

                  (d) References to the male gender shall include the female gender, and vice versa.

         14. Construction of Certain Phrases.

                  (a) For purposes of this Agreement, "agent" means any person who is or was a director, officer, shareholder, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, shareholder, employee or agent of another foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification under Section 4 of this Agreement.

                  (b) For purposes of this Agreement, references to the "Corporation" shall include any subsidiary of the Corporation, and, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if the Executive is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent another corporation, limited liability company, partnership, joint venture, trust or other enterprise, the Executive shall stand in the same position under the provisions of this Agreement with respect
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to the resulting or surviving corporation as the Executive would have with respect to such constituent corporation if its separate existence had continued.

                  (c) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Executive with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, shareholder, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, shareholder, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and if the Executive acted in good faith and in a manner the Executive reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Executive shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, or by facsimile or other electronic means, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.


                     [Signatures appear on following page.]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in counterparts or otherwise, as of the day and year first above written.


EXECUTIVE                        ebank.com, Inc.


                                 By:
-----------------------------       ------------------------------------
Name:                            Name (Print):
                                              --------------------------
                                 Title:
                                       ---------------------------------





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